UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Authentidate Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 7, 2005

To the Stockholders of
AUTHENTIDATE HOLDING CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AUTHENTIDATE HOLDING CORP. will be held at the Jupiter Beach Resort, 5 North A1A, Jupiter, Florida, 33477 on December 7, 2005 at 9:00 a.m., Eastern time. The Annual Meeting of Stockholders is being held for the purpose of:

1.	Electing eight (8) Directors to Authentidate’s Board of Directors; and

2.	Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

The close of business on November 4, 2005 has been fixed as the Record Date for the determination of Stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Victor J. DiGioia, Secretary

Dated: November 7, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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AUTHENTIDATE HOLDING CORP.
2165 Technology Drive
Schenectady, NY 12308

PROXY STATEMENT
for
Annual Meeting of Stockholders
To Be Held on December 7, 2005

This Proxy Statement and the accompanying form of proxy have been mailed on or about November 7, 2005 to the Stockholders of record of shares of common stock as of November 4, 2005, of AUTHENTIDATE HOLDING CORP., a Delaware corporation in connection with the solicitation of proxies by the Board of Directors of Authentidate for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. (Eastern time) at the Jupiter Beach Resort, 5 North A1A, Jupiter, Florida, 33477 on Wednesday, December 7, 2005 and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

On November 4, 2005 (the “Record Date”), there were issued and outstanding 34,399,161 shares of common stock and 28,000 shares of Series B Preferred Stock. Only holders of common stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of common stock is entitled to one vote on each matter submitted to Stockholders. Shares of Authentidate’s common stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted:

1.	FOR the election of the eight (8) persons nominated by the Board of Directors; and
2.	FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting.

A majority of our outstanding shares of common stock as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Election of Directors is by plurality vote, with the eight nominees receiving the highest vote totals to be elected as Directors of Authentidate. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to Authentidate’s Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of common stock entitled to vote.

In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of

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Stockholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

Stockholders whose shares are registered in their own names may vote via the Internet, by telephone or by mailing a completed proxy card as an alternative to voting in person at the meeting. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the phone or via the Internet. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct.

In the event that you return a properly signed proxy card on which no directions are specified, your shares will be voted FOR each of the nominees of the Board of Directors (Proposal No. 1) and in the discretion of the proxy holders as to any other matters that may properly come before the meeting.

Revocation of proxies.

Any proxy may be revoked at any time before it is voted. A stockholder may revoke a proxy bynotifying the Secretary of Authentidate either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of Authentidate. Stockholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Solicitation of proxies.

Authentidate will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of Authentidate’s common stock held of record by such persons, and Authentidate may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

Annual Report

The Annual Report to Stockholders for the fiscal year ended June 30, 2005, including financial statements, accompanies this Proxy Statement. The principal executive offices of Authentidate are located at 2165 Technology Road, Schenectady, New York 12308. Authentidate’s telephone number is (518) 346-7799.

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Recommendation of the Board of Directors

Authentidate’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No. 1).

Independent Public Accountants

On April 13, 2005, we dismissed PricewaterhouseCoopers LLP as our independent registered public accounting firm. The decision to dismiss PricewaterhouseCoopers was made and approved by the Audit Committee of our Board of Directors on April 13, 2005. The reports of PricewaterhouseCoopers on our financial statements for each of the past two fiscal years ended June 30, 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended June 30, 2004 and June 30, 2003 and through April 13, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers would have caused them to make reference thereto in their reports on our financial statements for such years. During the fiscal years ended June 30, 2004 and June 30, 2003 and through April 13, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). A copy of PricewaterhouseCoopers’ letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above was filed as Exhibit 16.1 to our Current Report on Form 8-K dated April 19, 2005.

On April 28, 2005, our Audit Committee engaged Eisner LLP as our new independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2005. Our decision to change our independent registered public accounting firm was the result of a competitive bidding process involving several accounting firms. Prior to our engagement of Eisner LLP, we did not, nor did any person on our behalf, consult in any matter with Eisner LLP during the fiscal years ended June 30, 2004 and June 30, 2003 and through April 13, 2005 regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that Eisner LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Audit Committee of the Board of Directors of Authentidate has appointed Eisner LLP, Certified Public Accountants, as its independent accountants for the current fiscal year. The audit services provided by Eisner LLP consist of examination of financial statements and services relative to filings with the Securities and Exchange Commission. Representatives of Eisner LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

Principal Accountant Fees and Services

We engaged Eisner LLP on April 28, 2005 following our dismissal of PricewaterhouseCoopers LLP. During the 2005 fiscal year, the audit services provided by Eisner LLP and PricewaterhouseCoopers LLP consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. The following table presents the total fees billed for professional audit and non-audit services rendered by our independent registered public accounting firms for the audit of our annual financial statements for the years ended June 30, 2005 and June 30, 2004, and fees billed for other services rendered by our independent registered public accounting firms during those periods.

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	Fiscal Year Ended June 30, 2005	Fiscal Year Ended June 30, 2004

Audit Fees (1)	$522,261	$288,000
Audit-Related Fees (2)	$100,790	$0
Tax Fees (3)	$75,473	$35,000
All Other Fees (4)	$67,623	$0

Total	$766,147	$323,000

(1)      Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, fees for the audit of the company's internal control and related compliance under Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including consents for registration statement filings, responding to SEC comment letters on annual and quarterly filings and rendering comfort letter on private placement. During the fiscal year ended June 30, 2005, fees for audit services provided by Eisner LLP were $317,965 and fees for services provided by PricewaterhouseCoopers were $204,296.
(2)      Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations. During the fiscal year ended June 30, 2005, we expensed an aggregate of $76,147 to PricewaterhouseCoopers for audit-related fees. We also expensed an amount of $24,643 for audit-related services provided by Deloitte & Touche to Authentidate International.
(3)      Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice. During the fiscal year ended June 30, 2005, all reported amounts were for services provided by PricewaterhouseCoopers.
(4)      Other services consist of those service not captured in the other categories. For the fiscal year ended June 30, 2005, all reported amounts were for services provided by PricewaterhouseCoopers.

Our Audit Committee has determined that the services provided by our independent registered public accounting firms and the fees we expensed for such services has not compromised the independence of our independent auditors.

Policy on Audit-Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described above to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent registered public accounting firm. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-

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approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent registered public accounting firm are as defined in the footnotes to the fee table set forth above.

VOTING SECURITIES AND SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities entitled to vote at the meeting are Authentidate’s common stock. Each share of common stock entitles its holder to one vote on each matter submitted to Stockholders. As of the Record Date, there were 34,399,161 shares of common stock issued and outstanding. The following table sets forth certain information as of the Record Date, with respect to (i) each director and each executive officer, (ii) and all directors and executive officers as a group, and (iii) persons (including any “group” as that term is used in Section l3(d)(3) of the Securities Exchange Act of l934), known by Authentidate to be the beneficial owner of more than five percent of its common stock. Shares of common stock subject to options exercisable within 60 days from the date of this table are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

Type of Class	Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership (‡)	Percentage of Class (#)
Common	Surendra Pai c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	237,500(1)	*
Common	Dennis Bunt c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	180,281 (2)	*
Common	J. Edward Sheridan c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	50,000 (3)	*
Common	Charles Johnston c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	200,724 (4)	*
Common	J. David Luce c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	979,725 (5)	2.8%
Common	F. Ross Johnson c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	57,500 (6)	*
Common	Roger O. Goldman c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	62,500 (7)	*

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Common	Ranjit C. Singh c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	49,500 (8)	*
Common	John J. Waters c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	215,625 (9)	*
Common	Thomas Franceski c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	252,751 (10)	*
Common	Jan C. Wendenburg c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	153,390(11)	*
Common	Jeffrey Frankel c/o Authentidate Holding Corp. 2165 Technology Drive Schenectady, NY 12308	83,333(12)	*
Directors/Executive Officers as a group (1)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)		2,509,454	7.0%

(‡) Unless otherwise indicated below, each director, officer and 5% stockholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
(1) Includes vested options to purchase 237,500 shares of common stock and excludes unvested options to purchase 162,500 shares of common stock.
(2) Includes vested options to purchase 179,398 shares of common stock and excludes unvested options to purchase 52,451 shares of common stock.
(3) Includes vested options to purchase 50,000 shares of common stock.
(4) Includes vested options to purchase 50,000 shares of Common Stock and the following securities held by J&C Resources, LLC: warrants to purchase 38,462 shares of common stock and 53,692 shares of common stock. Excludes 26,631 shares of common stock owned by CCJ Trust and 20,000 shares of common stock owned by FILIT Trust.
(5) Includes vested options to purchase 47,500 shares of common stock. Includes warrants to purchase 104,471 shares of common stock and 827,754 shares of common stock owned by Duke 83, LLC.
(6) Includes vested options to purchase 52,500 shares of common stock.
(7) Includes vested options to purchase 47,500 shares of common stock.
(8) Includes vested options to purchase 47,500 shares of common stock.
(9) Includes vested options to purchase 215,625 shares of common stock and 17,000 shares of common stock owned by Mr. Waters’ spouse. Excludes unvested options to purchase 84,375 shares of common stock.
(10) Includes vested options to purchase 239,709 shares of common stock and excludes unvested options to purchase 55,291 shares of common stock.
(11) Includes vested options to purchase 150,000 shares of common stock and excludes unvested options to purchase 25,000 shares of common stock.
(12) Includes vested options to purchase 53,333 shares of common stock and excludes unvested options to purchase 31,667 shares of common stock.

# Based on 34,399,161 shares of common stock outstanding as of the Record Date.
* Represents less than 1% of the issued and outstanding shares of common stock as of the Record Date.

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PROPOSAL I
ELECTION OF DIRECTORS

Our by-laws provide that the number of persons on the Board of Directors shall be between three and fifteen persons, as determined by the Board of Directors. Our Board of Directors determined to increase the size of our Board of Directors to nine members at a meeting of the Board held October 27, 2004. The Board of Directors currently consists of eight members elected for a term of one year and until their successors are duly elected and qualified. The Board does not intend to fill the additional seat at this Annual Meeting.

At this Annual Meeting, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, has nominated the eight persons listed below in the table captioned “Nominees” for election at the Annual Meeting to serve for a term of one year and until their successors are duly elected and qualified. All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election.

On October 27, 2004, we appointed Mr. Surendra Pai as a member of our Board of Directors and entered into an employment agreement with him, pursuant to which he agreed to serve as our Chief Executive Officer and President. His tenure as our Chief Executive Officer and President commenced November 15, 2004. Mr. John T. Botti, our former Chairman, Chief Executive Officer and President, relinquished his responsibilities as an executive officer on November 15, 2004 and resigned from our board of directors at our Annual Meeting on January 20, 2005. Mr. John J. Waters was initially appointed to our Board of Directors on July 8, 2004 as an independent director to fill the vacancy created by the departure of Mr. Harry J. Silverman. Subsequently, our Board decided to employ Mr. Waters in an executive capacity, as our Executive Vice President – Chief Administrative Officer. Messrs. Goldman and Singh were initially elected to our Board by our stockholders at the Annual Meeting held on January 20, 2005.

The affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no familial relationships between or among any of our officers or directors. Biographical information regarding the nominees for election as directors and our executive officers is included below. The following table sets forth certain information about our nominees for election to the Board of Directors and our current executive officers.

Nominees and Executive Officers

Name	Age	Office	Director Since

Surendra Pai	42	President, Chief Executive Officer and Director	2004

F. Ross Johnson	73	Chairman of the Board of Directors	2003

J. Edward Sheridan	70	Director	1992

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Charles C. Johnston	70	Director	1997

J. David Luce	44	Director	2003

Roger O. Goldman	60	Director	2005

Ranjit C. Singh	53	Director	2005

John J. Waters	60	Executive Vice President – Chief Administrative Officer and Director	2004

Dennis H. Bunt	51	Chief Financial Officer	N/A

Nominees and Executive Officers

Surendra Pai. Mr. Pai joined our Board on October 27, 2004 and effective November 15, 2004, became our Chief Executive Officer and President of Authentidate Holding Corp.  Previously, Mr. Pai was the Chief Executive Officer of Enquera, Inc., a company he helped found to commercialize a high-speed data processing and analysis software platform for specialized applications in enterprise and scientific markets since April 2002. Prior to that, he was the President and Chief Executive Officer of MobileQ, Inc., a provider of mobility software for enterprises and carriers from March 2001 to October 2001. In addition, Mr. Pai was Director – New Ventures/Corporate Strategy at Lucent Technologies, Inc. from July 1996 to April 1998 and was the founder of Lucent Digital Radio, Inc. in May 1998 and served as its President and Chief Executive Officer from May 1998 to August 2000. Lucent Digital Radio merged into Ibiquity Digital Corp. in August 2000, where he served as Co-Chairman of the Board until April 2002. He has also served in various management roles with Digital Equipment Corporation and Booz-Allen & Hamilton. Mr. Pai received a B.Tech. degree from Indian Institute of Technology in New Delhi, India in 1984, a M.S. degree from the University of Massachusetts in 1986 and a M.B.A. from the Amos Tuck School of Business at Dartmouth College in 1992.

F. Ross Johnson joined our Board of Directors in December, 2003. Presently, Mr. Johnson is the Chairman and Chief Executive Officer of the RJM Group, a management advisory and investment firm. Mr. Johnson has held these positions since 1989. Mr. Johnson is also a member of the International Advisory Council of the Power Corporation of Canada, a position he has held for fifteen years. Mr. Johnson was the former Chairman of the Economic Club of New York and RJR/Nabisco, Inc. and has served on the Board of Directors of American Express, Inc. and Power Corporation of Canada.

J. Edward Sheridan joined the Board of Directors in June, 1992. From 1985 to the present, Mr. Sheridan served as the President of Sheridan Management Corp. From 1975 to 1985, Mr. Sheridan served as the Vice President of Finance and Chief Financial Officer of AMF. From 1973 to 1975, he was Vice President and Chief Financial Officer of Fairchild Industries. From 1970 to 1973 he was the Vice President, Corporate Finance of F.S. Smithers. From 1967 to 1970 Mr. Sheridan was the Director of Acquisitions of Westinghouse Electric. From 1964 to 1967 he was employed by Corporate Equities, Inc., a venture capital firm, Mr. Sheridan holds an M.B.A. from Harvard University and a B.A. from Dartmouth College. Mr. Sheridan also serves as a director of Syntroleum Corporation.

Charles C. Johnston joined the Board of Directors in December, 1997. Mr. Johnston has been Chairman and Chief Executive Officer of J&C Resources, LLC since 1987 and has held a number of executive positions in other private companies during his business career. He received his Bachelor of Science degree in 1957 from Worcester Polytechnic Institute and serves as a trustee of Worcester Polytechnic Institute. He currently serves as a Director of McData Corporation, Internet Commerce Corp. and Visual Data Corp.

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J. David Luce was elected to our Board of Directors at our February 10, 2003 Annual Meeting of Shareholders. Mr. Luce has been a Senior Vice President of Fixed Income Sales with Lehman Brothers since 1990. Prior to joining Lehman Brothers, Mr. Luce served as a Vice President, Fixed Income Sales, at Kidder Peabody. Mr. Luce also currently acts as a private investment banker raising venture and mezzanine capital. Mr. Luce also serves on the Board of Directors of Issimo Food Group, Inc. Mr. Luce graduated from Duke University in 1983 with a B.A. in Economics.

Roger O. Goldman joined our board of directors on January 20, 2005. Mr. Goldman currently serves as President of Ignite, Inc., a management consulting firm, a position he has held since 2000. Previously, Mr. Goldman was the President of Global Sourcing Services, LLC, from 1997 to 2000. Prior to that Mr. Goldman was Executive Vice President and Head of Community Banking at National Westminster Bancorp from 1991 to 1996 and held principal positions in other banking concerns, including with Citicorp from 1969 to 1983. Since 2000, Mr. Goldman has served as a member of the Board of Directors and Audit Committee of American Express Centurion Bank and on the Advisory Board of Cyota, Inc. and Apptera, Inc. From 2000 to 2002, Mr. Goldman served on the Board of Directors of Resources Bancshares Mortgage Group, Inc. and served as the Chairman of its Strategic Planning Committee and member of its Audit Committee. Mr. Goldman received a B.S. in 1966 from New York University and a J.D. in 1969 from the Washington College of Law at American University.

Ranjit C. Singh joined our board of directors on January 20, 2005. Mr. Singh is currently the President and Chief Executive Officer of TechBooks, a position he has held since February 2003. From February 2002 to February 2003, he has served as President and Chief Executive Officer of Reliacast Inc. Prior to that, he was President and Chief Operating Officer of ContentGuard, a spinoff of Xerox Corporation that is jointly owned with Microsoft. Before joining ContentGuard earlier in 2000, Mr. Singh worked for Xerox as a corporate Senior Vice President in various assignments related to software businesses. Mr. Singh joined Xerox in 1997, having come from Citibank where he was Vice President of Global Distributed Computing. Prior to that, he was a principal at two start-up companies and also held executive positions at Data General and Digital Equipment Corporation. Since December 2001, Mr. Singh has been the Chairman of the Board of Directors of Ultralife Batteries, Inc. and has been a director of Ultralife Batteries since August 2000. Mr. Singh graduated in 1974 from the University of Bath, U.K. and received a M.S. in 1975 from the University of Bath. Mr. Singh earned a M.B.A. from Worcester Polytechnic Institute in 1986.

John J. Waters joined our Board of Directors on July 8, 2004. On July 19, 2004, Mr. Waters was appointed as our Executive Vice President – Chief Administrative Officer. From 1967 through 2001, Mr. Waters held various executive positions at Arthur Andersen LLP, including Partner in Charge-Entertainment Industry Program; Partner in Charge-Manufacturing Industry Program; and Partner in Charge (Audit) – Transaction Advisory Industry Program. From 2002 until joining our company, Mr. Waters provided consulting services for several private equity firms. Mr. Waters holds a Bachelor's degree in Business Administration from Iona College and is a Certified Public Accountant in the State of New York, as well as a member of AICPA and New York State Society of CPA’s.

Dennis H. Bunt has been our Chief Financial Officer since September 1992. Mr. Bunt has more than 29 years of financial management experience, primarily with high-technology companies. Mr. Bunt was Chief Financial Officer of The Michaels Group from 1986 – 1992. Prior to that, he was division controller of Mechanical Technology, Inc. from 1980 – 1986 and was a financial analyst with General Electric from 1979 – 1980. Mr. Bunt is a certified public accountant and worked for the Boston office of KPMG from 1976 to 1979. Mr. Bunt earned his M.B.A. from Babson College in 1979 and received his B.S. in Accounting from Bentley College in 1976.

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Senior Management

Our senior management team is as follows:

Name	Age	Office

Thomas Franceski	42	Vice President, General Manager – DocStar

Jan C. Wendenburg	44	President, Authentidate International AG

Jeffrey Frankel	42	Vice President, General Manager – Trac Medical

O’Connell Benjamin	56	Vice President – Products and Technology

Jayakumar Srinivasan	41	Vice President – Corporate Development

Thomas Franceski is our Vice President, General Manager – DocStar. Mr. Franceski was a founder of DJS Marketing Group in 1993 and served as President and Chief Financial Officer since its acquisition by Authentidate Holding Corp. in 1996. As Vice President, General Manager, Mr. Franceski responsibilities include our Document Management Solutions Segment and Systems Integration Segment. Prior to joining DJS, Mr. Franceski served as Chief Financial Officer of Automated Dynamics Corp., a technology based company focused on materials science technologies where his responsibilities were capital acquisition and operations. Mr. Franceski holds a B.S. degree from LeMoyne College and began his career with KPMG in Albany, New York.

Jan Wendenburg has been the President and Chief Executive Officer of Authentidate International, AG since March 2000. In 1998 he joined the Windhorst-Group, a German information technology concern, as Managing Director and in 1999 was appointed as the Chief Operating Officer to the Executive Board of Directors at Windhorst New Technologies AG, an international incubator for technology and media companies. He previously was employed by IBM in various Sales and Marketing Management positions from 1985 through 1998. Mr. Wendenburg received a degree in Trade Management from the German Department of Commerce and completed coursework towards an M.B.A. at the Open School of Business in Brussels, Belgium.

Jeffrey Frankel is the Vice President, General Manager – Trac Medical and was one of the founders of WebCMN, Inc. which later acquired Trac Medical, Inc. and was renamed Trac Medical Solutions, Inc. Mr. Frankel has held such positions since March 2002 and served as the Executive Vice President of WebCMN and Trac Medical Solutions from June 2001 to March 2002. Prior to founding WebCMN, Mr. Frankel was the Chief Operations Officer for Health Focus of New York, a regional home medical equipment supplier. At the same time he was also president of White's Homecare, a Health Focus partner. Mr. Frankel has 15 years of healthcare industry experience including 5 years consulting with Ernst and Young. Mr. Frankel holds an M.B.A. from Union College in Health Systems Administration and received his B.S. in Business Administration in 1984 from the University of Buffalo.

O'Connell (Ben) Benjamin, our Senior Vice President – Products & Technology, joined us effective January 1, 2005. Mr. Benjamin started his career in 1973 with AT&T Bell Labs where he led a number of initiatives in research, product development and manufacturing processes. He was the Vice President of R&D for all AT&T Consumer Products until his transition to Lucent Technologies in 1996, as part of Lucent's spin-off from AT&T. At Lucent, as Vice President in the wireless business unit, he served in various roles leading product development and customer technical support activities. Mr. Benjamin subsequently joined Lucent Digital Radio as Senior Vice President of Product Management in September 1999. Following Lucent Digital Radio’s merger into Ibiquity Digital Corporation in August 2000, he continued to serve as the Co-Chief Operating Officer until August 2003. Most recently, Mr. Benjamin has been actively involved as an advisor and equity investor in

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software and web-services startups. Mr. Benjamin received a BSEE and an MSEE from the Polytechnic Institute of Brooklyn. He is also a graduate of The Executive Program from the Darden Graduate School of Business.

Jayakumar (“Jakes”) Srinivasan, our Vice President – Corporate Development, joined us effective February 1, 2005. Mr. Srinivasan was previously Managing Principal of Indicron LLC, a data analysis and consulting firm, since January 2004. From March 2002 to November 2003, Mr. Srinivasan was General Manager of Corporate Strategic Planning at Weight Watchers International. From October 1999 to October 2001, he was co-founder and Chief Operating Officer of zREP, Inc., a decision support solutions company. Prior to that, Mr. Srinivasan was the head of Interbrand Corporation’s U.S. Brand Valuation consulting practice from February 1998 to July 1999. Mr. Srinivasan was previously a management consultant with Marakon Associates from August 1994 to February 1998, providing strategic consulting services to Fortune 50 companies. Mr. Srinivasan also previously worked for six years with the Unisys organizations in the US, UK, Mexico and India as a systems analyst. Mr. Srinivasan received his M.B.A. in Finance in 1994 from the Wharton Business School, University of Pennsylvania, and a B.Tech. in 1986 from the Indian Institute of Technology in Delhi, India.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2005, our Board of Directors met on 8 occasions and voted by unanimous written consent on 3 occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors. Our independent directors met in executive session on one occasion during the fiscal year ended June 30, 2005.

Committees of the Board of Directors; Independence

The Board of Directors presently has three committees: Audit, Management Resources and Compensation, and Nominating and Corporate Governance. Our Board of Directors currently consists of eight individuals, six of whom are independent directors as defined in the Marketplace Rules of The Nasdaq Stock Market. The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Pai and Mr. Waters is independent under the criteria established by the Nasdaq Stock Market for independent board members. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership. The Board has selected Mr. F. Ross Johnson, an independent director, as its Chairman, in accordance with our Corporate Governance Policies.

Audit Committee. The members of the Audit Committee are presently J. Edward Sheridan, Roger O. Goldman, Ranjit C. Singh and J. David Luce. Mr. Goldman serves as the Chairman of the Audit Committee. Each of these individuals is an independent member of our Board of Directors. Messrs. Goldman and Singh were appointed to our Audit Committee on January 20, 2005 following their election to our board by our shareholders. Mr. F. Ross Johnson served on our Audit Committee until January 20, 2005. The Audit Committee acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management the finances, financial condition and our interim financial statements; (iii) review with our independent auditors the year-end financial statements; and (iv) review implementation with the independent auditors and management any action recommended by the independent auditors. Our Board of Directors adopted a Restated and Amended Charter governing the activities of the Audit Committee, on July 31, 2003 which was filed as an exhibit to our Proxy Statement dated December 31, 2003. During the fiscal year ended June 30, 2005, the Audit Committee met on 10 occasions. Our Board of Directors has determined that Audit Committee member J. Edward Sheridan is the audit committee financial expert as defined in Item 401(h) of Regulation S-K, and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Management Resources and Compensation Committee. The members of the Management Resources and Compensation Committee are J. Edward Sheridan, Charles C. Johnston, J. David Luce and Ranjit C. Singh, all of

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whom are independent members of our Board of Directors. Mr. Sheridan serves as Chairman of this committee. F. Ross Johnson served on this committee until January 20, 2005, on which date Messrs. Johnston and Luce were appointed to this committee. Mr. Singh was appointed to this committee on August 24, 2005. The functions of this committee include administration of our 2000 Employee Stock Option Plan, 1992 Employee Stock Option Plan and the negotiation and review of all employment agreements of our executive officers. During the fiscal year ended June 30, 2005, the Management Resources and Compensation Committee held 3 meetings and voted by unanimous written consent on one occasion.

Nominating and Corporate Governance Committee. We established our Nominating and Corporate Governance Committee in December 2003. Presently, the members of this committee are F. Ross Johnson, Charles C. Johnston, J. David Luce and Ranjit C. Singh, all of whom are independent members of our Board of Directors. Mr. Johnston serves as the chairman of this committee. Mr. Sheridan served on this committee until January 20, 2005. Our Board of Directors has adopted a charter governing the activities of the Nominating and Corporate Governance Committee, which may be viewed online on our Web site at www.authentidatehc.com. Pursuant to its charter, the Nominating and Corporate Governance Committee’s tasks include reviewing and recommending to the Board issues relating to the Board’s composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board’s compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders. During the fiscal year ended June 30, 2005, the Nominating and Corporate Governance Committee held 2 meetings.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks between the members of our Management Resources and Compensation Committee and any other entity. At present, Messrs. Luce, Johnston, Sheridan and Singh are the members of this committee. Messrs. Sheridan and Johnson were the members of this committee from the beginning of our 2005 fiscal year until January 20, 2005 when this committee was reconstituted to consist of Messrs. Luce, Johnston and Sheridan. Mr. Singh was appointed to this committee subsequent to the end of the 2005 fiscal year. During the fiscal year ended June 30, 2005, none of the members of the Board’s compensation committee (a) was an officer or employee of AHC during the last fiscal year; (b) was formerly an officer of AHC or any of its subsidiaries; or (c) had any relationship with AHC requiring disclosure under Item 404 of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and reports of changes in ownership of common stock and other equity securities we issue. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by us, we believe that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 2005 fiscal year except that one director, Mr. J. Edward Sheridan, did not timely report sales of a total of 10,000 shares of our common stock in July and August 2004. These transactions were inadvertently omitted from a Form 4 Mr. Sheridan filed on August 2, 2004 in connection with his exercise of 10,000 options due to an administrative oversight. Mr. Sheridan filed an amendment to the original Form 4 on September 2, 2005 in order to disclose these transactions.

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Code of Ethics

On July 31, 2003, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Business Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief Financial Officer. During the fiscal year ended June 30, 2005, we did not waive any provisions of the Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2003. We have also posted our Code of Ethics and Business Conduct on our Web site at http://www.authentidatehc.com, which may be found as follows:

      1. From our main Web page, first click on “Investors”

      2. Then click on “Investor Relations”

      3. Next, under “Corporate Governance,” click on “Code of Ethics”

We will post any amendments to or waivers from our Code of Ethics and Business Conduct at that location.

Corporate Governance

We maintain a corporate governance page on our corporate website which includes important information about our corporate governance practices, including our Corporate Governance Policies, our Code of Business Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at http://www.authentidatehc.com, by clicking on “Investors.”

Corporate Governance Policies

Our Board has adopted corporate governance policies to provide for enhanced accountability to stockholders. The Board is elected by our stockholders to oversee the management and conduct of our business. The directors should exercise their business judgment in good faith and in what they reasonably believe to be our best interests. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The Board of Directors has adopted corporate governance policies;

•	A majority of the board members are independent within the meaning of the term “independent” under the Marketplace Rules of the Nasdaq Stock Market;

•	All members of our substantive board committees–the Audit Committee, the Management Resources and Compensation Committee, and the Nomination and Corporate Governance Committee–are independent;

•	In the event the Board elects to appoint the Chief Executive Officer as the Chairman of the Board, the Board shall also appoint an independent member of the Board to serve as “Lead Director,” who shall be responsible for coordinating the activities of the other independent directors and to perform various other duties;

•	The independent members of the Board of Directors meet regularly without the presence of other directors;

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•	We have adopted a clear code of business conduct that is monitored by senior management and is affirmed by our employees;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters;

•	We have adopted a code of ethics that applies to our principal executive officer and all members of our finance department, including the principal financial officer and principal accounting officer; and

•	The Board and its Committees have the right at any time to retain independent financial, legal or other advisors, and the company shall pay all expenses incurred in connection with such independent advisors.

Evaluation of Board Candidates and Stockholder Nominees

Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the stockholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of Authentidate’s industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company. Nominees for the Board of Directors should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Nomination and Governance Committee may from time to time review the appropriate skills and characteristics required of board members, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nomination and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

Authentidate’s policy with respect to stockholder nominees require that the Nominating and Corporate Governance Committee evaluate nominees recommended by stockholders in the same manner as it evaluates other nominees. The Nominating and Corporate Governance Committee’s policy is to consider suggestions for Board membership submitted by stockholders in accordance with the following. Stockholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading “Stockholder Proposals.” The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

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All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Stockholders. During the Annual Meeting of Stockholders held on January 20, 2005, all of our eight directors were present.

Stockholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Compensation of Directors

During our last fiscal year, our non-executive directors were compensated as follows. Each non-executive director received an annual retainer of $5,000. In addition, the Chairman of the Audit Committee received an additional fee of $2,500 per year and the other Audit Committee members received an additional fee of $500 per year. The chairs of the other committees of the Board received an additional annual fee of $1,500. Further, non-executive directors received $1,000 for each meeting of the board of directors attended in person and $500 for each meeting of the board of directors attended via conference call; $500 for each meeting of a committee of the board of directors attended in person and $250 for each meeting of a committee of the board of directors attended via conference call. Our non-executive directors receive options to purchase 10,000 shares for each year of service under the Non-Executive Director Stock Option Plan and are reimbursed for expenses incurred in order to attend meetings of the Board of Directors. Pursuant to our Non-Executive Director Stock Option Plan, as amended at our Annual Meeting of Stockholders held on March 4, 2004, non-executive directors receive 40,000 stock options upon being elected to the Board and have the ability to purchase up to $100,000 restricted shares of our common stock at a per share purchase price of 80% of the fair market value of our common stock during the initial twelve month period following their election to the Board.

Effective January 20, 2005 our board determined to revise its cash compensation arrangements for independent directors as follows. Our non-executive directors will continue to receive equity compensation under the Non-Executive Director Stock Option Plan, as amended on March 4, 2004.

•	The annual director fee for our non-executive directors is $15,000;

•	Committee chairmen are paid an additional annual fee as follows: (a) Chairman of the Board – $ 25,000 per annum; (b) Chairman of the Audit Committee – $15,000 per annum; and (c) other Committee Chairmen – $5,000 per annum;

•	Our Audit Committee financial expert receives an additional annual fee of $10,000; and

•	Meeting fees for our independent directors are $1,500 for each meeting of the board of directors, and $1,500 for each meeting of a committee of the board of directors. Expenses incurred in attending the meeting continue to be reimbursable.

Report of the Audit Committee

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and operates under a written charter, as amended and restated on July 31, 2003, which was filed as an exhibit to our Proxy Statement dated December 31, 2003. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report with management and

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Authentidate’s independent registered accounting firm;

•	reviewed with the company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, “Communications with Audit Committees (as amended)”;

•	discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, “Independence Discussions with Audit Committees”; and

•	recommended to the Board of Directors of Authentidate that the audited financial statements be included in Authentidate’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 for filing with the Commission.

The Audit Committee has reviewed and discussed with management its assessment of the effectiveness of Authentidate’s internal control system over financial reporting as of June 30, 2005. Management has concluded that the internal control system was effective. This assessment was also audited by Eisner, LLP, Authentidate’s independent registered public accounting firm for the 2005 fiscal year.

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By the Audit Committee of the Board of Directors of Authentidate Holding Corp.:

Roger O. Goldman, J. Edward Sheridan, J. David Luce and Ranjit C. Singh.

Management Resources and Compensation Committee Report on Executive Compensation*

This report is submitted by the Management Resources and Compensation Committee of the Board of Directors of Authentidate Holding Corp. The Management Resources and Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers, reviews the design, administration and effectiveness of compensation programs for other key executives, and approves stock option grants for all executive officers. The Management Resources and Compensation Committee currently consists of Messrs. J. Edward Sheridan, Charles C. Johnston, J. David Luce and Ranjit C. Singh.

Overview and Philosophy.

Authentidate uses its compensation program to achieve the following objectives:

•	To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve Authentidate’s strategic objectives, as determined by the Management Resources and Compensation Committee;

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•	To align the interest of officers with the success of Authentidate by linking compensation with Authentidate’s business objectives and performance;

•	To align the interest of officers with stockholders by including long-term equity incentives; and

•	To increase the long-term profitability of Authentidate and, accordingly, increase stockholder value.

To meet these goals, the Management Resources and Compensation Committee has adopted an executive compensation program comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including restricted stock awards, medical and insurance plans and Authentidate’s 401(k) Plan, which is generally available to all employees of Authentidate.

The Board and the Management Resources and Compensation Committee also believe that the compensation of the Chief Executive Officer and Authentidate’s other executive officers should be based to a substantial extent on Authentidate’s performance and adjusted, as appropriate, based on such executive officer’s performance against personal performance objectives. Generally, when establishing salaries, bonus levels and stock option awards for executive officers, the Management Resources and Compensation Committee considers: (a) the company’s financial performance during the past year and recent quarters, (b) the individual’s performance during the past year and recent quarters and (c) the salaries of executive officers in similar positions of companies of comparable size and capitalization and other companies within the software industry.

Compensation Components

The three major components of the company’s executive officer compensation are (a) base salary, (b) long-term, equity-based incentive awards and (c) bonus compensation.

Base Salary.

Compensation levels for each of Authentidate’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Management Resources and Compensation Committee takes into account such factors as (i) Authentidate’s past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Management Resources and Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to Authentidate’s long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Management Resources and Compensation Committee in determining total compensation for each officer. Base salary levels for each of Authentidate’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, Surendra Pai, our Chief Executive Officer, John J. Waters, our Executive Vice President, Jan Wendenburg, the Chief Executive Officer of Authentidate International AG, and Dennis H. Bunt, our Chief Financial Officer have existing employment agreements, which set forth certain levels of base salary and bonus compensations.

During the fiscal year ending June 30, 2005, we entered into employment agreements with Mr. Surendra Pai, our new President and Chief Executive Officer, Mr. John J. Waters, our Executive Vice President – Chief Administrative Officer and Mr. Jan C. Wendenburg, the President of Authentidate International AG. Information about these employment arrangements is described below under the caption “Employment, Severance and Change of Control Agreements.”

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Based on the foregoing, during the fiscal year ended June 30, 2005, Mr. Pai received a base salary of $222,115, Mr. Waters received a base salary of $262,608, Mr. Bunt received a base salary of $159,020, and Mr. Wendenburg received a base salary of €241,003 (equivalent to approximately $306,776 using a current exchange rate), as set forth in their respective employment agreements. In March 2005, however, we entered into a new employment agreement with Mr. Wendenburg which provided for an initial base salary of €200,000.

Equity Incentives.

The Management Resources and Compensation Committee believes that stock participation aligns officers’ interests with those of the stockholders. In addition, the Management Resources and Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of Authentidate’s common stock. Our 2000 Employee Stock Option Plan (the “2000 Plan”), has been established to provide all our employees, including our executive officers, with an opportunity to share, along with our stockholders, in the long-term performance of Authentidate. Executives are eligible to receive stock options generally not more than once a year, giving them the right to purchase shares of our common stock in the future at a price equal to the fair market value at the date of grant. Unless the Board or the Management Resources and Compensation Committee determines otherwise, grants to all executives, including the Chief Executive Officer, are exercisable as to one-third of the underlying shares on the each of the first three anniversaries of the grant date. Annual grants to executives other than the Chief Executive Officer are approved by the Management Resources and Compensation Committee based upon recommendations made by the Chief Executive Officer based upon (1) the individual executive’s performance and (2) market data relating to option grants to individuals occupying similar positions at comparably situated companies.

In making stock option grants, the Management Resources and Compensation Committee considers general corporate performance, individual contributions to Authentidate’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended June 30, 2005, the Management Resources and Compensation Committee, in entering into employment agreements with Messrs. Pai and Waters, determined that option grants were appropriate elements of the compensation package to be paid to these new executive officers. The Committee believed, however, that the current equity ownership position of other executives was in large part sufficient to achieve the intended benefits. Based on the foregoing, during the fiscal year ended June 30, 2005, the Management Resources and Compensation Committee agreed to grant stock options to our executive officers as follows: Mr. Pai was granted 400,000 options, Mr. Waters was granted 300,000 options and Mr. Thomas Franceski was granted 25,000 options.

The options awards granted to Mr. Pai are exercisable at fair market value on the date of grant and 100,000 were immediately vested, with the remainder vesting in equal amounts on a monthly basis at the rate of 12,500 per month. The options granted to Mr. Waters are exercisable at fair market value on the date of grant and 75,000 were immediately vested, with the remainder vesting as follows: 18,750 on the one month anniversary of the grant date and the remainder vesting on a monthly basis at the rate of 9,750 per month. The options granted to Mr. Franceski were granted based upon a performance review conducted by the Management Resources and Compensation Committee, are exercisable at fair market value on the date of grant and one-third vests on each of the first three anniversaries of the date of the grant.

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Other Benefits.

Authentidate also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. Authentidate offers a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. Authentidate also maintains insurance and other benefit plans for its employees, including its executive officers. The employment agreements entered into with Messrs. Pai and Waters provide that a bonus of up to 50% of their initial base salary is guaranteed during the first year of their employment. In accordance with their employment agreements, Mr. Pai is scheduled to receive a bonus of $175,000 in November 2005 and Mr. Waters received bonus payments aggregating $137,500. During the fiscal year ended June 30, 2005, the Management Resources and Compensation Committee also awarded a cash bonus of $17,500 to Mr. Franceski during the 2005 fiscal year.

Chief Executive Officer Compensation.

In the fiscal year ended June 30, 2005 we entered into an employment agreement with Mr. Surendra Pai as our new President and Chief Executive Officer. Based on this agreement, he is entitled to a base salary of $350,000. In addition, the employment agreement provides for the payment of certain bonuses based upon performance by Authentidate. Mr. Pai is entitled to a cash bonus of $175,000 during his first year of employment in accordance with his employment agreement. The base salary is believed by the Management Resources and Compensation Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. The stock option awards received by Mr. Pai during the fiscal year ended June 30, 2005 is as described above.

Tax Deductibility of Executive Compensation.

Section 162(m) of the Code limits the tax deduction to Authentidate to $1 million for compensation paid to any executive officers unless certain requirements are met. The Management Resources and Compensation Committee considered these requirements and the regulations. It is the Management Resources and Compensation Committee’s present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The Management Resources and Compensation Committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to disallowance under Section 162(m). Future option grants to executive officers under each of the Authentidate stock option plans will be granted by the Management Resources and Compensation Committee.

By the Management Resources and Compensation Committee of the Board of Directors of Authentidate Holding Corp.:

J. Edward Sheridan, Charles C. Johnston, J. David Luce and Ranjit C. Singh

*The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Vote Required

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the approval of the nominees for Directors. THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR DIRECTORS TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL I.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, or paid by Authentidate during the years ended June 30, 2005, 2004 and 2003 to each of the named executive officers.

SUMMARY COMPENSATION TABLE

Annual Compensation

									Long Term Compensation Awards

Name and Principal Position	Fiscal Year		Salary		Bonus		Other Annual Compensation		Restricted Stock Award(s)	No. of Securities Underlying Options/ SARs

Surendra Pai, President and Chief Executive Officer (1)	2005		$222,115		$0		$15,000 (1)		0	400,000

John J. Waters Executive Vice President – Chief Administrative Officer (2)	2005		$262,608		$103,125		$24,698 (2)		0	300,000

Dennis H. Bunt, Chief Financial Officer	2005 2004 2003	$ $ $	159,020 159,179 146,669	$ $ $	0 0 0	$ $ $	9,994 (3) 8,162 (3) 6,240 (3)		0 0 0	0 80,000 65,000

Thomas Franceski, Vice President	2005 2004 2003	$ $ $	173,462 168,461 158,462	$ $ $	17,500 55,326 59,984	$ $ $	9,500 (4) 9,576 (4) 9,376 (4)		0 0 0	25,000 50,000 0

Jan C. Wendenburg, President – Authentidate International AG (5) (7)	2005 2004	$ $	306,776 292,962	$ $	0 12,500	$ $	32,603 (6) 22,020 (6)	$ $	0 37,810	0 0

Jeffrey S. Frankel, Vice President	2005		$152,403		$0		$0		$0	0

(1)       Mr. Pai became our President and Chief Executive Officer as of November 15, 2004. Includes: (i) for 2005, automobile/living expenses of $15,000. Mr. Pai is scheduled to receive a bonus payment in November 2005 in the amount of $175,000.
(2)       Mr. Waters was hired on July 21, 2004 and became our Executive Vice President – Chief Administrative Officer effective as of August 6, 2004. Includes: (i) for 2005, automobile/living expenses of $24,698. Mr. Waters received an additional bonus payment of $34,375 in July 2005.
(3)       Includes: (i) for 2005, automobile expenses of $6,109 and 401K matching contributions of $3,885 (ii) for 2004, automobile expenses of $3,271, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $4,715; and (iii) for 2003, automobile and expenses of $2,181, premiums on life insurance of $176 and matching contributions to AHC’s 401(k) plan of $3,883.
(4)       Includes (i) for 2005, automobile expenses of $6,000 and 401K matching contributions of $3,500; (ii) for 2004, automobile expenses of $6,000, premiums on life insurance of $176 and matching contributions to the 401(k) plan of

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$3,400; and (iii) for 2003, automobile expenses of $6,000, matching contributions to the 401K plan of $3,200 and $176 in premiums on a term life insurance policy.
(5)       Annual salary is paid in Euros. Amount reported for 2005 is based on €241,003 converted to U.S. dollars at an averaged exchange rate of .7856 (euros to dollars) over the fiscal year ended June 30, 2005. During the current fiscal year, Mr. Wendenburg received a bonus payment of €120,502 ($153,388 using an exchange rate of ..7856).
(6)       Includes (i) for 2005, automobile and related expenses of $32,603; and (ii) for 2004, automobile and related-expenses of $22,020.
(7)       Reflects grant of 2,390 restricted shares of common stock on February 23, 2004, based on a market value of a share of our common stock on such date of $15.82.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to the stock option grants made during Authentidate’s 2005 fiscal year under its 2000 Employees Stock Option Plan, as amended, to each named Executive Officer. Options granted have a term of five years measured from the grant date, subject to earlier termination in the event of the termination of optionee’s employment. Generally, options vest and become exercisable for 33.3% of the option shares at the end of one year of service after the grant date and become exercisable for the balance of the shares in equal monthly installments over the next two years of service. However, the options granted to Messrs. Pai and Waters include vesting and other terms different from as described in the previous sentence. These are explained below under the caption “Employment, Severance and Change of Control Agreements.” There is no assurance that the potential realizable values shown in this table, which are based on assumed annual rates of compounded stock price appreciation over the term of the options as required under the rules of the Securities and Exchange Commission, will be realized. Actual gains, if any, on option exercises are dependent on the future performance of Authentidate’s common stock and overall market conditions.

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term		Alternative to (f) and (g) Grant Date Value

Name (a)	Number of Securities Underlying Option/SARs Granted (#) (b)	Percent of Total Option/ SARs Granted To Employees In Fiscal Year (c)	Exercise of Base Price (S/Sh) (d)	Expiration Date (c)
					5% ($) (f)	10% ($) (g)	Grant Date Present Value $ (h)

Surendra B. Pai	400,000	24.5	$6.58	11/15/09	727,173	1,606,862
John J. Waters	300,000	18.3	$5.85	8/6/09	484,874	865,397
Dennis H. Bunt	0	N/A	N/A	N/A	N/A	N/A
Thomas Franceski	25,000	2.2	$7.28	9/15/09	35,295	155,985
Jan C. Wendenburg	0	N/A	N/A	N/A	N/A	N/A
Jeffrey S. Frankel	0	N/A	N/A	N/A	N/A	N/A

No Stock Appreciation Rights were granted to any of the named executive officers during the last fiscal year.

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AGGREGATED OPTION/SAR EXERCISES IN LAST
FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth information concerning the exercise of options by each of the named Executive Officers during Authentidate’s 2005 fiscal year and the unexercised options held by them as of the end of the fiscal year. The value realized represents the difference between the aggregate closing price of the shares on the date of exercise less the aggregate exercise price paid. The value of unexercised in-the-money options is based on the closing price of our common stock on June 30, 2005 of $2.66 per share, minus the exercise price for the aggregate number of shares subject to the options. These values have not been, and may never be, realized.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options as of June 30, 2005 Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at June 30, 2005 Exercisable/Unexercisable

Surendra B. Pai	0	0	187,500/212,500	0/0
John J. Waters	0	0	262,500/37,500	0/0
Dennis H. Bunt	0	0	165,182/66,667	$4,267/$2,133
Thomas Franceski	1,100	$2,805	201,667/58,333	0/0
Jan C. Wendenburg	90,000	$422,655	150,000/0	0/0
Jeffrey S. Frankel	0	0	36,667/18,333	$200/$100

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of June 30, 2005 including the 1992 Employee Stock Option Plan, as amended, the 1992 Non-Employee Director Stock Option Plan, as amended, the 2000 Employee Stock Option Plan, as amended, and the 2001 Non-Employee Director Stock Option Plan, as amended, Information concerning each of the aforementioned plans is set forth below following the caption “Shareholder Approved Option Plans.”

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)

Equity Compensation Plans Approved by Stockholders	4,234,498 (1)	$5.31	5,076,939 (2)
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	4,234,498 (1)	$5.31	5,076,939 (2)

1. Includes 10,000 options issued pursuant to our 1992 Employee Stock Option Plan, as amended; 20,000 options issued pursuant to our 1992 Director Stock Option Plan, as amended; 240,000 options issued pursuant to our 2001 Director Stock Option Plan, as amended; and 3,974,498 options issued pursuant to our 2000 Employee Stock Option Plan, as amended; but does not include 55,000 options issued pursuant to our 2001 Director Stock Option Plan on September 1, 2005.

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2. Consists of 4,716,939 options available for issuance pursuant to our 2000 Employee Stock Option Plan, as amended, and assumes the issuance of 360,000 options pursuant to our 2001 Director Stock Option Plan, as amended, according to the following analysis. The 2001 Director Stock Option Plan does not provide for a cap on the aggregate number of options which may be granted thereunder. All option grants under the 2001 Director Stock Option Plan are non-discretionary; each non-employee director receives an option to purchase 10,000 shares of our common stock each September 1, pro rata, based on the length of such directors service during the preceding year. Accordingly, if the number and identity of our non-employee directors remains constant over the life of the 2001 Director Stock Option Plan, we would issue a total of 360,000 options to our non-employee directors under the 2001 Director Stock Option Plan, which number includes a total of 55,000 options issued on September 1, 2005 pursuant to the 2001 Director Stock Option Plan.

Stock Option Plans

Employee Stock Option Plans

In March 2001, our shareholders approved the 2000 Employees Stock Option Plan (the “2000 Plan”) which provides for the grant of options to purchase up to 5,000,000 shares of our common stock. In July 2001, we filed a registration statement with the SEC to register the shares issuable upon exercise of the options granted or which may be granted under the 2000 Plan. Our shareholders were asked to adopt the 2000 Plan since there were no additional shares available for issuance under the 1992 Plan, the 1992 Plan was to expire in April 2002 and shareholder approval would have been required to increase the number of shares subject to the 1992 Plan. In March 2004, our shareholders approved an amendment to the 2000 Plan to increase the number of options which we can grant pursuant to the 2000 Plan to 10,000,000 shares. The purpose of the amendment was to ensure that we will have a sufficient reserve of common stock available under the 2000 Plan to provide our employees with the continuing opportunity to acquire a proprietary interest in our company.

Under the terms of the 2000 Plan and the 1992 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment (“ISOs”) under Section 422 of the Code, or options which do not so qualify (“Non-ISOs”). As of June 30, 2005, there were outstanding an aggregate of 3,964,498 options under the 2000 Plan and 10,000 options under the 1992 Plan, with exercise prices ranging from $1.75 to $18.20.

The 2000 Plan and the 1992 Plan are administered by the Management Resources and Compensation Committee designated by our Board of Directors. This committee has the discretion to:

•	determine the eligible employees to whom, and the times and the price at which, options will be granted;
•	whether such options shall be ISOs or Non-ISOs;
•	the periods during which each option will be exercisable; and
•	the number of shares subject to each option.

The Board or Committee shall have full authority to interpret the 2000 Plan and 1992 Plan and to establish and amend rules and regulations relating thereto.

Under both the 2000 Plan and the 1992 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the 2000 Plan and the1992 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year shall not exceed $100,000. The “fair market value” will be the closing NASDAQ price, or if our common stock is not

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quoted by NASDAQ, as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above, by the Board of Directors acting in good faith.

Previously, the Management Resources and Compensation Committee was authorized to grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. In light of the passage of the Sarbanes-Oxley Act of 2002, the committee will no longer undertake any such actions. In the past, no loans were given or guaranteed to employees to pay taxes in connection with the exercise of options granted pursuant to our employee stock option plans.

Non-Executive Director Stock Option Plans

In January, 2002, our shareholders approved the 2001 Non-Executive Director Stock Option Plan. Options are granted under the 2001 Director Plan until December, 2011 to (i) non-executive directors as defined and (ii) members of any advisory board we may establish who are not full-time employees of us or any of our subsidiaries. Our shareholders were asked to adopt the 2001 Director Plan since the 1992 Non-Executive Director Stock Option Plan, as amended, was to expire in April 2002. Similar to the 1992 Director Plan, under the 2001 Director Plan, each non-executive director will automatically be granted an option to purchase 20,000 shares upon joining the Board and an option to purchase 10,000 shares each September 1st thereafter. Unlike the 1992 Director Plan, however, the 2001 Director Plan provides that the annual non-discretionary grant of options is to be on a pro rata basis, based on the time the director has served during the previous year. The 1992 Director Plan provided for a blanket grant of 10,000 options per year. The term non-executive director refers to those of our directors who is not otherwise a full-time employee of AHC or any subsidiary. In addition, each eligible member of an advisory board will receive, upon joining the advisory board, and on each anniversary of the effective date of his appointment, an option to purchase 5,000 shares of our common stock.

In March 2004, our shareholders approved two amendments to the 2001 Director Plan. First, shareholders approved an amendment to the 2001 Director Plan to increase the size of the option awards to eligible directors upon being initially elected or appointed to the Board to 40,000 options. Second, our shareholders approved an amendment to the 2001 Director Plan to provide that non-executive directors, upon joining the Board and for a period of one year thereafter, will be entitled to purchase restricted stock from us at a price equal to 80% of the closing price on the date of purchase up to an aggregate purchase price of $100,000.

There is no aggregate cap on the number of options which may be granted under the 2001 Director Plan. This provides us with greater flexibility in expanding the Board of Directors without having to obtain stockholder approval for additional shares under the 2001 Director Plan. Since the amount, timing and terms of options granted under the 2001 Director Plan are non-discretionary, the imposition of a cap on the number of options which may be granted under the 2001 Director Plan would only serve to increase the burden of administering the 2001 Director Plan.

As of June 30, 2005, there are outstanding 20,000 options under the 1992 Director Plan and 240,000 options outstanding under the 2001 Director Plan. The options outstanding have exercise prices ranging from $2.25 to $10.58. On September 1, 2005, we granted an aggregate of 55,000 options to our non-employee directors pursuant to the 2001 Director Plan. These options have an exercise price of $3.00 per share.

The exercise price for options granted under the both the 2001 and 1992 Director Plans is 100% of the fair market value of the common stock on the date of grant. The “fair market value” is the closing price of our common stock as reported by NASDAQ, or if our common stock is not quoted by NASDAQ, the closing bid price as reported by the National Quotation Bureau, Inc., or a market maker of our common stock, or if the common stock is not quoted by any of the above by the Board of Directors acting in good faith. The exercise price of options granted under the 2001 Director Plan must be paid at the time of exercise in cash. The term of each

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option commences on the date it is granted and unless terminated sooner as provided in the 2001 or 1992 Director Plan, expires five years from the date of grant. The 2001 and 1992 Director Plans must be administered by either our full Board of Directors or a committee of the Board consisting of not less than two officers who are not entitled to participate in the Director Plan. The administrator has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the 2001 and 1992 Director Plans. Options granted under the 2001 and 1992 Director Plans are not qualified for incentive stock option treatment.

Employment, Severance and Change of Control Agreements

Surendra Pai

Mr. Pai, our President and Chief Executive Officer entered into a two year employment agreement with Authentidate, dated October 27, 2004 and effective November 15, 2004. The following is a summary of Mr. Pai’s employment agreement.

•	Annual base salary of $350,000.

•	Annual bonus potential of up to 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the Company, except that the bonus for the first year of employment is guaranteed.

•	Grant of options to purchase 400,000 shares of our common stock at an exercise price of $6.58, which was equal to the closing price of Authentidate’s common stock on the date of grant. The options shall vest as follows: 100,000 shares shall vest on the date of grant and the balance of 300,000 options shall vest monthly, as long as Mr. Pai continues to be an employee of the Company, at the rate of 12,500 per month.

•	In the event of the termination of Mr. Pai’s employment by us without “cause” or by Mr. Pai for “good reason,” as those terms are defined in Mr. Pai’s employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal to twelve months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer of the natural expiration of the agreement or the end of the month of the one-year anniversary of the termination of his employment.

•	If Mr. Pai’s employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Pai, in the event Mr. Pai’s employment is terminated by Authentidate without “cause” or by Mr. Pai for “good reason,” then all options granted to Mr. Pai pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Pai remained employed by Authentidate. In the event Mr. Pai’s employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Pai terminates his employment with us other than for “good reason,” then the

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options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	The employment agreement contains a tax gross-up provision relating to any excise tax that Mr. Pai incurs by reason of his receipt of any payment that constitutes an excess parachute payment as defined in Section 280G of the Internal Revenue Code, provided that the event which caused the imposition of the excise tax is either (i) a change of control (as defined in Mr. Pai’s Employment Agreement) that is a sale or merger of the Company for a valuation of at least $13.75 per share; (ii) a transaction approved by the Board; or (iii) a change of control as otherwise defined in Mr. Pai’s Employment Agreement.

John T. Botti

As of July, 2003, we entered into a three year employment agreement with Mr. John T. Botti, then our Chief Executive Officer, which was scheduled to expire on June 30, 2006. However, effective November 15, 2004, Mr. Botti no longer served as our President and Chief Executive Officer. In connection with his employment agreement, we are obligated to pay Mr. Botti certain severance benefits (unless he is terminated for cause or resigns for other than “good reason”), including (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal twenty-four months of his base salary, including any regularly scheduled increases in the base salary; (c) continued participation in our benefit plans; (d) accelerated vesting of all options granted to him; and (e) continuation of the exercise period in which he may exercise such options up to the duration of the original term of the options. Mr. Botti’s salary at the time of his departure was $402,628. On February 7, 2005, we entered into an Agreement and Release with Mr. Botti. Pursuant to the Agreement, we will pay him the severance payments as described above and agreed to retain Mr. Botti to provide consulting services to us for a period of one year. Under this consulting arrangement and in accordance with the terms of a separate consulting agreement, we agreed to pay Mr. Botti a monthly retainer of $10,000 in consideration of his provision of such services as may be requested by our Chief Executive Officer.

John J. Waters

On September 20, 2004, we entered into a two year employment agreement with John J. Waters, our Executive Vice President – Chief Administrative Officer and a director. The agreement is effective as of August 6, 2004 and provides for the following terms.

•	Annual base salary of $275,000.

•	Annual bonus potential of up to 50% of base salary, in the discretion of the Board, or if the Board so designates, the Management Resources and Compensation Committee of the Board based on the annual performance of the company, except that the bonus for the first year of employment is guaranteed.

•	Grant of options to purchase 300,000 shares of the common stock of Authentidate at an exercise price of $5.85, which was equal to the closing price of Authentidate’s common stock on the date of grant. The options are subject to vesting requirements as follows: 75,000 options vested on the date of grant, 18,750 vested on the one-month anniversary of the date of grant and the remainder shall vest in equal amounts of 9,375 on a monthly basis over the balance of the initial term of the Agreement.

In the event of the termination of Mr. Waters’ employment by us without “cause” or by Mr.

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•	Waters for “good reason,” as those terms are defined in his employment agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) the greater of (i) his base salary to the termination date or (ii) a severance payment equal to six months of his base salary in effect as of the termination date, or if greater, his base salary in effect within 90 days of the termination date; and (c) continued participation in our benefit plans (or comparable plans) for the longer off the natural expiration of the agreement or the end of the month of the six-month anniversary of the termination of his employment.

•	If Mr. Waters’ employment is terminated by us for “cause” or by him without “good reason,” he is not entitled to any further compensation or benefits other than his accrued and unpaid compensation.

•	With respect to the options granted to Mr. Waters, in the event his employment is terminated by Authentidate without “cause” or by Mr. Waters for “good reason,” then all options granted to him pursuant to the employment agreement shall become immediately become fully vested and the exercise period in which he may exercise such options shall be extended to the duration of the original term of the option as if Mr. Waters remained employed by Authentidate. In the event Mr. Waters’ employment is terminated by Authentidate for “cause,” then all options granted and not exercised as of the termination date shall terminate immediately and be null and void. Finally, in the event that Mr. Waters terminates his employment with us other than for “good reason,” then the options, to the extend vested as of the termination date, shall remain exercisable in accordance with their terms for a period of three months following the termination date, but in no event after the expiration of the exercise period.

•	In the event Mr. Waters’ employment is terminated in connection with or following a change of control of our company, Mr. Waters will also be entitled to a payment including accrued compensation, continuation of benefits and the severance payment, plus a tax gross-up provision in the event the change of control is a sale or merger of the Company for a valuation of at least $100,000,000.

Dennis H. Bunt

In October 2000, we entered into an employment agreement with our Chief Financial Officer which provides:

•	Annual salary of $100,000 increasing to $110,000 on January 1, 2001.

•	Annual increases every October to be determined by the Management Resources and Compensation Committee of the Board of Directors.

•	Eligibility for annual bonuses at the discretion of the Compensation Committee of the Board of Directors.

•	Severance agreement equal to twelve months salary.

•	Grant of Authentidate, Inc. stock options equal to 1.25% of the outstanding stock, convertible into Authentidate stock options upon the approval of such conversion by our stockholders, which occurred in March 2001.

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Jan Wendenburg

On March 23, 2005, we entered into a new employment agreement with Jan C. E. Wendenburg, who currently serves as the Chief Executive Officer of our German subsidiary, Authentidate International, A.G. The agreement, which is effective as of March 15, 2005 and expires on March 31, 2007, sets forth the terms and conditions of Mr. Wendenburg’s continued employment as the Chief Executive Officer of Authentidate International. The following is a description of Mr. Wendenburg’s employment agreement.

•	Under the agreement, Mr. Wendenburg’s annual base salary will be €200,000 for the period commencing April 1, 2005 through March 31, 2006 and will be €210,000 from April 1, 2006 until expiration. Commencing with the fiscal year beginning July 1, 2005, and for each fiscal year during the term of the agreement, the Management Resources and Compensation Committee of the Board of Directors shall establish an Executive Bonus Plan for Mr. Wendenburg, which will provide for the payment of a bonus of up to a maximum of 50% of his base salary, which shall be contingent on the achievement of certain financial metrics to be established by the Committee. The agreement also specifies that Mr. Wendenburg is entitled to receive other employee benefits available to senior management.

•	In the event of the termination of Mr. Wendenburg’s employment by us without “cause” or if we determine not to renew the agreement, Mr. Wendenburg shall be entitled to receive as a severance payment an amount equal to his base salary in effect at the time of termination for the greater of (i) the balance of the initial term of the agreement or (ii) one year from the date of termination, payable in accordance with the Authentidate’s regular payroll periods.

•	Mr. Wendenburg shall be eligible to receive employee stock options under the Executive Officer Stock Option program to be established by the Management Resources and Compensation Committee of the Board of Directors.

•	The employment agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Wendenburg’s employment.

Peter R. Smith

In November 2003, we retained Peter R. Smith to serve as our Chief Operating Officer, on an at-will basis at a base salary of $250,000. Effective December 31, 2004, Mr. Smith ended his employment relationship with us. In connection with his employment arrangement with us, we are obligated to pay him a severance benefit of up to twelve months of his base salary unless he is terminated for cause. Mr. Smith’s base salary at the time of his departure was $300,000. On February 8, 2005 we entered into an Agreement and Release with Mr. Smith in order to more specifically describe our severance obligations. Pursuant to this agreement, we will pay Mr. Smith a severance payment equal to his base salary for a period of up to twelve months. If Mr. Smith commences new full-time employment on or before June 30, 2005, our severance obligation will expire on June 30, 2005. If he commences full-time employment thereafter, our severance obligation will cease on the date he commences such new employment. However, our obligation will expire on December 31, 2005 in the event Mr. Smith does not secure new full-time employment prior to such date.

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Stockholder Return Performance Presentation*

Set forth below is a line graph comparing the total cumulative return on Authentidate’s common stock and the Nasdaq Composite Index and the Nasdaq Computer Index (assuming reinvestment of dividends). Authentidate’s common stock is listed for trading in the Nasdaq National Market under the trading symbol ADAT.

Listed below is the value of a $10,000 investment at each of our last 6 year ends:

CUMULATIVE TOTAL STOCKHOLDER RETURN

Date	AHC	Nasdaq Composite Index	Nasdaq Computer Index

6/30/00	$10,000	$10,000	$10,000
6/30/01	$7,660	$5,448	$4,623
6/30/02	$5,634	$3,689	$2,909
6/30/03	$5,976	$4,092	$3,183
6/30/04	$18,621	$5,163	$3,965
6/30/05	$4,528	$5,186	$3,938

Footnotes:
(1) Assumes $10,000 was invested at June 30, 2000 in Authentidate and each Index presented.
(2) The comparison indices were chosen in good faith by management. Most of our peers are divisions of large multi-national companies, therefore a comparison is not meaningful. In addition, we are involved in three distinct businesses: document imaging software, authentidation/security software and computer systems integration, for which there is no peer comparison. Therefore, in addition to the Nasdaq Composite Index, we have chosen the NASDAQ Computer and Data Processing Index, which is primarily comprised of software companies.

*This presentation shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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Indemnification of Directors and Officers

The General Corporation Law of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation will not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper.

The By-Laws of Authentidate provide for indemnification of officers and directors of Authentidate to the greatest extent permitted by Delaware law for any and all fees, costs and expenses incurred in connection with any action or proceeding, civil or criminal, commenced or threatened, arising out of services by or on behalf of Authentidate, providing such officer’s or director’s acts were not committed in bad faith. The By-Laws also provide for advancing funds to pay for anticipated costs and authorizes the Board to enter into an indemnification agreement with each officer or director.

In accordance with Delaware law, Authentidate’s Certificate of Incorporation contains provisions eliminating the personal liability of directors, except for breach of a director’s fiduciary duty of loyalty to Authentidate or to its stockholders, acts or omission not in good faith or which involve intentional misconduct or a knowing violation of the law, and in respect of any transaction in which a director receives an improper personal benefit. These provisions only pertain to breaches of duty by directors as such, and not in any other corporate capacity, e.g., as an officer. As a result of the inclusion of such provisions, neither Authentidate nor stockholders may be able to recover monetary damages against directors for actions taken by them which are ultimately found to have constituted negligence or gross negligence, or which are ultimately found to have been in violation of their fiduciary duties, although it may be possible to obtain injunctive or equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have an effective remedy against the challenged conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Authentidate pursuant to the foregoing provisions, Authentidate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Certain Relationships and Related Transactions

Except as disclosed herein, we have not entered into any material transactions or series of similar transactions with any director, executive officer or any security holder owning 5% or more of our Common Stock.

For information concerning employment agreements with, and compensation of, our executive officers and directors, and for information relating to the severance arrangements we agreed to with our former Chief

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Executive Officer and former Chief Operating Officer, see the disclosure in the section of this Annual Report on Form 10-K captioned “Employment, Severance and Change of Control Agreements.”

During the 2002 fiscal year we entered into certain loan and security arrangements involving Mr. John T. Botti, our former Chairman and Chief Executive Officer, principally relating to certain obligations to financial institutions secured by Mr. Botti’s stock in AHC. We initially established these arrangements in 2001, and agreed to certain modifications in February, 2002, as follows. In January, 2001, we made a loan of $317,000 to Mr. Botti so as to enable him to avoid a margin call on the shares of AHC common stock owned by him that were held in a brokerage account as the Board of Directors believed that failing to do so would have a material adverse impact on the market price of our stock (the “2001 Loan”). The 2001 Loan was collateralized by a lien on all of the shares of AHC owned by Mr. Botti, as well as shares issuable to Mr. Botti upon the exercise of stock options granted to him. On February 14, 2002, we agreed to loan an additional amount of $203,159.07 to Mr. Botti, which loan was also collateralized by a lien on all of shares of AHC owned by Mr. Botti or issuable to him (the “2002 Loan”). The 2001 Loan earned interest at the rate of 9% per annum and was due on January 5, 2003. The 2002 Loan earned interest at the rate of 6% per annum and was being repaid in bi-weekly installments of $5,000. In June 2003, these loans were paid in full in connection with the sale to us by Mr. Botti of the 100 shares of Series A Preferred Stock then owned by him. We agreed to pay Mr. Botti $850,000 for these shares. The shares of Series A Preferred Stock had been appraised at $1,100,000 by an independent nationally recognized appraisal and valuation firm. Payment terms were as follows: $70,000 in cash was paid at closing, $485,000 was offset against the 2002 Loan and 2001 Loan and the balance was paid in monthly installments of $15,000, without interest, beginning in July, 2003. In July 2004, our board of directors approved the repayment of the outstanding balance in full.

OTHER BUSINESS

As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

Bylaw Provisions. In accordance with our Bylaws, a stockholder who desires to present a proposal for consideration at next year’s annual meeting must submit the proposal no later than the close of business on September 8, 2006. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in our stock transfer records), the number of shares beneficially owned by the stockholder and a description of any material interest that the stockholder may have in the proposal. Proposals should be addressed to Corporate Secretary, Authentidate Holding Corp., 2165 Technology Drive, Schenectady, New York 12308.

Inclusion in Next Year’s Proxy Statement. Notwithstanding the Bylaw provisions, a stockholder who desires to have his or her proposal included in next year’s proxy statement must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on July 10, 2006.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on September 25, 2006 and advises stockholders in next year’s proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on September 25, 2006.

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ADDITIONAL INFORMATION

A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED JUNE 30, 2005 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO DENNIS H. BUNT, CHIEF FINANCIAL OFFICER, AUTHENTIDATE HOLDING CORP., 2165 TECHNOLOGY DRIVE, SCHENECTADY, N.Y. 12308. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of common stock of Authentidate entitled to vote at the Annual Meeting of Stockholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, as well as the regional offices of the SEC located at 3 World Financial Center, New York, New York 10281. Copies of such materials can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

By Order of the Board of Directors

Victor J. DiGioia, Secretary

November 7, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

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AUTHENTIDATE HOLDING CORP.

Voting by telephone or Internet is quick, easy and immediate. As a stockholder of Authentidate Holding Corp., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on December 6, 2005.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

To Vote Your Proxy by Phone
1 (866) 894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To Vote Your Proxy by Mail
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes like this

	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”:	FOR	WITHHOLD AUTHORITY	2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
1.	ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below)

	(01) Surendra Pai, (02) J. Edward Sheridan, (03) Charles C. Johnston, (04) J. David Luce, (05) F. Ross Johnson, (06) John J. Waters, (07) Roger O. Goldman and (08) Ranjit C. Singh

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature ______________________________________ Signature ________________________ Date _____________
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

AUTHENTIDATE HOLDING CORP.

The undersigned appoints Surendra Pai as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Authentidate Holding Corp. held of record by the undersigned at the close of business on November 4, 2005 at the Annual Meeting of Stockholders of Authentidate Holding Corp. to be held on December 7, 2005 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)